EXHIBIT 11
                                                                      ----------

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                THREE MONTHS    THREE MONTHS
                                                   ENDED            ENDED
                                                SEPTEMBER 30,   SEPTEMBER 30,
                                                    2002            2001
                                                 ----------      ----------
Net Income                                       $  276,012         163,871
                                                 ==========      ==========
Weighted average shares outstanding for
   basic EPS computation                            831,076         869,163
Reduction for common shares not yet released
   by Employee Stock Ownership Plan                 (47,216)        (60,705)
                                                 ----------      ----------
Total weighted average common shares
   outstanding for basic computation                783,860         808,458
                                                 ==========      ==========
Basic earnings per share                         $     0.35      $     0.20
                                                 ==========      ==========

Total weighted average common shares
   outstanding for basic computation                783,860         808,458
Common stock equivalents due to dilutive
   effect of stock options                           44,507          21,581
                                                 ----------      ----------
Total weighted average common shares and
   equivalents outstanding for diluted
   computation                                      828,367         830,039
                                                 ==========      ==========
Diluted earnings per share                       $     0.33      $     0.20
                                                 ==========      ==========


                                                 Nine Months     Nine Months
                                                    Ended           Ended
                                                September 30,   September 30,
                                                    2002            2001
                                                 ----------      ----------
Net Income                                       $  766,179         582,093
                                                 ==========      ==========
Weighted average shares outstanding for
   basic EPS computation                            850,584         878,490
Reduction for common shares not yet
   released by Employee Stock Ownership Plan        (53,961)        (67,449)
                                                 ----------      ----------
Total weighted average common shares
   outstanding for basic computation                796,623         811,041
                                                 ==========      ==========
Basic earnings per share                         $     0.96      $     0.72
                                                 ==========      ==========

Total weighted average common shares
   outstanding for basic computation                796,623         811,041
Common stock equivalents due to dilutive
   effect of stock options                           35,369          18,255
                                                 ----------      ----------
Total weighted average common shares and
   equivalents outstanding for diluted
   computation                                      831,992         829,296
                                                 ==========      ==========
Diluted earnings per share                       $     0.92      $     0.70
                                                 ==========      ==========